Exhibit 99.1

LeMaitre Vascular Announces Q4 2018 Financial Results

BURLINGTON, MA, February 19, 2019 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2018 results, provided guidance, announced a 21% dividend increase to $0.085/share and announced a share repurchase program.

Q4 2018 Results

●      Record sales of $28.4mm, +9% (+6% organic) vs. Q4 2017

●      Operating income of $7.2mm vs. $6.3mm, +14%

●      Net income of $6.0mm vs. $4.3mm, +41%

●      Earnings of $0.30 per diluted share vs. $0.21, +41%

●      EBITDA of $8.3mm vs. $7.4mm, +13%

Q4 2018 sales were driven by embolectomy catheters, surgical glue and carotid shunts.  Sales in the Americas were up 4%, Europe/Middle East/Africa up 9% and Asia/Pac Rim up 79%. Sales from the two recent acquisitions described below totaled $1.9 million in the quarter.

Gross margin decreased to 67.7% in Q4 2018 from 69.8% in Q4 2017, primarily due to the two recent acquisitions.

Operating expenses in Q4 2018 were $12.0mm, a 1% increase vs. Q4 2017. Excluding the $1.6mm gain from the Cardial acquisition, operating expenses were up 14% to $13.6mm, driven by increased rep headcount (to 108) as well as increased R&D. Operating income excluding the $1.6 million Cardial gain was $5.6 million, a decrease of 11% versus the prior year.

George W. LeMaitre, Chairman and CEO said, “I expect our 9% Q4 sales growth to extend into 2019, as reflected in our 8% guidance. This growth stems from the rep surge, the two acquisitions, and our new Singapore office which should support APAC expansion.”

Business Outlook

Guidance Summary
Q1 2019 Sales	$27.7mm - $28.5mm (Midpoint: +8% reported, +7% organic)
Q1 2019 Gross Margin	68.7%
Q1 2019 Operating Income	$4.6mm - $5.1mm (Midpoint: +0%)
Q1 2019 Earnings Per Diluted Share	$0.18 - $0.20 (Midpoint: 0% )
2019 Sales	$113.0mm - $114.4mm (Midpoint: +8% reported, +5% organic)
2019 Gross Margin	69.5%
2019 Operating Income	$22.1mm - $23.1mm (Midpoint: -20%) (Midpoint Ex-Special Items: +9%)
2019 Earnings Per Diluted Share	$0.82 - $0.86 (Midpoint: -26%) (Midpoint Ex-Special Items: +1%)

Quarterly Dividend

On February 14, 2019, the Company's Board of Directors approved an increased quarterly dividend of $0.085/share of common stock. The dividend will be paid April 5, 2019 to shareholders of record on March 22, 2019.

Share Repurchase Program

On February 14, 2019, the Company's Board of Directors authorized the repurchase of up to $10.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 14, 2020, unless extended by the Board.

Acquisition of Embolectomy Catheter Business from Applied Medical

On September 26, 2018, the Company acquired Applied Medical’s embolectomy catheter business for $14.2mm. The acquired business includes Syntel embolectomy catheters, Python over-the-wire embolectomy catheters and Latis graft cleaning catheters. Sales of the acquired business during the 12-months prior to the acquisition were $3.4mm. The Company believes it is now the second largest provider of embolectomy catheters worldwide.

Acquisition of Cardial Business from Becton, Dickinson

On October 22, 2018, the Company acquired the assets of Cardial, a subsidiary of Becton, Dickinson. The total purchase price was €2.0 million. Cardial is based in St. Etienne, France and its product lines include vascular grafts, valvulotomes and surgical glue. Sales of the acquired business during the 12-months prior to the acquisition were €2.9mm, concentrated mostly in Europe.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company's financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 3777964. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

The Company has presented in this press release several additional non-GAAP measures. The first presents Q4 2018 operating expenses excluding the one-time gain from the Cardial acquisition. The second presents Q4 2018 operating income excluding the one-time gain from the Cardial acquisition. The third presents the year over year percentage change in operating income by using the midpoint of our 2019 operating income guidance compared to our 2018 operating income from which we subtracted the following one-time (“special”) items: the gain resulting from the divestiture of the Reddick product lines and the gain resulting from the acquisition of the Cardial business. The fourth presents the year over year percentage change in earnings per diluted share by using the midpoint of our 2019 earnings per diluted share guidance compared to our 2018 earnings per diluted share from which we also subtracted the special items described in the prior sentence. You should not view these measures as substitutes for measures determined in accordance with GAAP. However, Company management believes that the presentation of these measures excluding the gains provides a view of the Company results in the absence of these variable transactions.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company's expectations regarding Q1 2019 and 2019 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk of significant fluctuations in our quarterly and annual results due to numerous factors including the acceleration or deceleration of product growth rates; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company's products and the productivity of the Company's direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to the Company’s ability to attain or maintain regulatory approvals for its products; product demand and market acceptance of the Company's products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2018	December 31, 2017
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$26,318	$19,096
Short-term marketable securities	21,668	22,564
Accounts receivable, net	15,721	15,000
Inventory and other deferred costs	27,388	21,046
Prepaid expenses and other current assets	2,922	2,605
Total current assets	94,017	80,311

Property and equipment, net	14,102	12,378
Goodwill	29,868	23,844
Other intangibles, net	13,692	8,234
Deferred tax assets	1,215	1,378
Other assets	194	178

Total assets	$153,088	$126,323

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,732	$1,543
Accrued expenses	15,847	9,770
Acquisition-related obligations	2,179	1,876
Total current liabilities	19,758	13,189

Deferred tax liabilities	484	2,176
Other long-term liabilities	2,611	1,188
Total liabilities	22,853	16,553

Stockholders' equity
Common stock	211	207
Additional paid-in capital	98,442	93,127
Retained earnings	45,831	28,333
Accumulated other comprehensive loss	(3,900)	(2,289)
Treasury stock	(10,349)	(9,608)
Total stockholders' equity	130,235	109,770

Total liabilities and stockholders' equity	$153,088	$126,323

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net sales	$28,389	$26,153	$105,568	$100,867
Cost of sales	9,171	7,901	31,629	30,170

Gross profit	19,218	18,252	73,939	70,697

Operating expenses:
Sales and marketing	6,814	6,194	27,318	25,948
General and administrative	4,462	4,153	17,689	17,010
Research and development	2,347	1,583	8,197	6,636
Gains on divestiture and acquisition	(1,598)	-	(7,474)	-

Total operating expenses	12,025	11,930	45,730	49,594

Income from operations	7,193	6,322	28,209	21,103

Other income:
Other income (loss), net	58	6	235	3

Income before income taxes	7,251	6,328	28,444	21,106

Provision for income taxes	1,226	2,044	5,501	3,929

Net income	$6,025	$4,284	$22,943	$17,177

Earnings per share of common stock
Basic	$0.31	$0.22	$1.18	$0.91
Diluted	$0.30	$0.21	$1.13	$0.86

Weighted - average shares outstanding:
Basic	19,596	19,264	19,426	18,961
Diluted	20,179	20,191	20,242	20,033

Cash dividends declared per common share	$0.070	$0.055	$0.280	$0.220

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the year ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$16,764	59%	$16,186	62%	$63,649	60%	$62,696	62%
Europe/Middle East/Africa	9,634	34%	8,856	34%	35,319	33%	32,516	32%
Asia/Pacific Rim	1,991	7%	1,111	4%	6,600	6%	5,655	6%
Total Net Sales	$28,389	100%	$26,153	100%	$105,568	100%	$100,867	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2018
Net sales as reported	$28,389
Impact of currency exchange rate fluctuations	366
Net impact of acquisitions excluding currency	(1,980)
Adjusted net sales		$26,775

For the three months ended December 31, 2017
Net sales as reported	$26,153
Net impact of divestitures excluding currency	(811)
Adjusted net sales		$25,342

Adjusted net sales increase for the three months ended December 31, 2018		$1,433	6%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2018
Net sales as reported	$105,568
Impact of currency exchange rate fluctuations	(1,398)
Net impact of acquisitions and divestitures excluding currency	(2,014)
Adjusted net sales		$102,156

For the year ended December 31, 2017
Net sales as reported	$100,867
Net impact of divestitures excluding currency	(2,447)
Adjusted net sales		$98,420

Adjusted net sales increase for the year ended December 31, 2018		$3,736	4%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ended March 31, 2019
Net sales per guidance	$28,100
Impact of currency exchange rate fluctuations	834
Net impact of acquisitions excluding currency	(2,000)
Adjusted projected net sales		$26,934

For the three months ended March 31, 2018
Net sales as reported	$25,994
Net impact of divestitures excluding currency	(735)
Adjusted net sales		$25,259

Adjusted projected net sales increase for the three months ended March 31, 2019		$1,675	7%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ended December 31, 2019
Net sales per guidance	$113,700
Impact of currency exchange rate fluctuations	1,705
Net impact of acquisitions excluding currency	(5,300)
Adjusted projected net sales		$110,105

For the year ended December 31, 2018
Net sales as reported	$105,568
Net impact of divestitures excluding currency	(786)
Adjusted net sales		$104,782

Adjusted projected net sales increase for the year ended December 31, 2019		$5,323	5%

Reconciliation between GAAP and Non-GAAP operating expense:
For the three months ended December 31, 2018
Operating expense as reported	$12,025
Impact of gain on acquisition	(1,598)
Adjusted operating expense		$13,623

For the three months December 31, 2017
Operating expense as reported		11,930

Adjusted increase in operating expense for the three months ended December 31, 2018		$1,693	14%

Reconciliation between GAAP and Non-GAAP operating income:
For the three months ended December 31, 2018
Operating income as reported	$7,193
Impact of gain on acquisition	1,598
Adjusted operating income		$5,595

For the three months December 31, 2017
Operating income as reported		6,322

Adjusted decrease in operating income for the three months ended December 31, 2018		$(727)	-11%

Reconciliation between GAAP and Non-GAAP projected operating income:
For the year ended December 31, 2019
Operating income per guidance		$22,600

For the year ended December 31, 2018
Operating income as reported	$28,209
Impact of gains on acquisitions and divestitures, net of tax	(7,474)
Adjusted operating income		$20,735

Adjusted projected operating income increase for the year ended December 31, 2019		$1,865	9%

Reconciliation between GAAP and Non-GAAP projected earnings per share:
For the year ended December 31, 2019
Earnings per share per guidance		$0.84

For the year ended December 31, 2018
Earnings per share as reported	$1.13
Less earnings per share from gains on acquisitions and divestitures, net of tax	(0.30)
Adjusted earnings per share		$0.83

Adjusted projected earnings per share increase for the year ended December 31, 2019		$0.01	1%

	For the three months ended		For the year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$6,025	$4,284	$22,943	$17,177
Interest (income) expense, net	(177)	(58)	(629)	(158)
Amortization and depreciation expense	1,216	1,088	4,324	4,055
Provision for income taxes	1,226	2,044	5,501	3,929

EBITDA	$8,290	$7,358	$32,139	$25,003

EBITDA percentage increase		13%		29%